Exhibit 99.2

Dollar Financial Corp. Announces Expansion of U.S. and U.K. Store Networks

BERWYN, Pa.—(BUSINESS WIRE)—Feb. 1, 2005—Dollar Financial Corp. (the “Company”) (NASDAQ:DLLR), a leading international financial services company serving under-banked customers, today announced that it has completed two acquisitions during the month of January 2005.

Under the terms of these purchase agreements, Dollar has acquired 17 stores in the U.K. and 24 stores in Louisiana in two separate transactions. Total consideration for these stores was $12,545,000. Further, Dollar will make additional payments of up to $2,913,000 if the purchased businesses reach certain operating targets.

Commenting on these acquisitions, Don Gayhardt, the Company’s President noted, “These acquisitions have enabled us to continue to execute our growth strategy in the U.K. as well as the U.S. The addition of stores in Louisiana further expands our existing presence in that state where we now operate 29 stores.”

About the Company

The Company is a leading international financial services company serving under-banked consumers. The Company’s customers are typically lower- and middle-income working-class individuals who require basic financial services but, for reasons of convenience and accessibility, purchase some or all of their financial services from the Company rather than from banks and other financial institutions. The Company’s website is found at www.dfg.com.

Forward Looking Statement

This release contains forward-looking statements regarding the Company’s estimated performance for historical periods. Actual results for such periods may materially differ. Such forward-looking statements involve risks and uncertainties, including risks related to depository institutions and of changing market conditions in the overall economy and the industry, consumer demand, the opening of new stores, and the success of the Company’s acquisition strategy. A more complete description of these risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Company’s registration statement on Form S-1, as amended and supplemented. You should not place undue reliance on any forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contacts:

Dollar Financial Corp.

Donald F. Gayhardt, 610-640-5925